BNH, INC.
Cancellation Agreement

This CANCELLATION AGREEMENT (the “Agreement”), dated as of December ___, 2011, by and among BNH, Inc., a Nevada Corporation (“BNH”) and ___________ contemplates the cancellation of _________ shares of BNH’s common stock (the “Shares”).

WHEREAS, BNH intends to enter into a Merger Agreement with BeesFree, Inc., a Delaware company (the “Merger Agreement”); and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.
Cancellation of Securities.  ______ hereby agrees to cancel ______ shares of the Shares in consideration for BNH assuming all liabilities and indemnifying ________for any and all liabilities that would otherwise be due.

2.	Waiver. ______ hereby waives any and all rights and interests she has, had or may have with respect to the Shares.

3.	Effective Date. This Agreement shall become effective upon the signing of this Agreement.

4.	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

5.
Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.
Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither BNH nor ________ make any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement as of the day and year first above written.

COMPANY: BNH, INC.

By:  /s/ Nehemya Hesin
Name: Nehemya Hesin
Title:    Director and President

[SHAREHOLDER]

By: ________________
[SHAREHOLDER], individually